Exhibit 5.1

DLA Piper LLP (US)
650 South Exeter Street
Suite 1100
Baltimore, Maryland 21202 www.dlapiper.com
T 410.580.3000
F 410.580.3001

March 11, 2026

CID HoldCo, Inc.

5661 S Cameron St, Suite 100,

Las Vegas, Nevada 89118

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We serve as counsel to CID HoldCo, Inc., a Delaware corporation (the “Company”), and have been requested to render this opinion in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof. On June 18, 2025 the Board of Directors of the Company (the “Board”) approved the 2024 Equity Incentive Plan (the “Plan”) for the issuance of up to 2,032,521 shares (the “Initial Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), which was subsequently approved by the stockholders of the Company, effective as of June 18, 2025. The Company registered the Initial Shares for issuance under the Plan in a Registration Statement on Form S-8, File No. 333-291897, filed with the Commission on December 2, 2025. Pursuant to the Registration Statement, the Company is registering an additional 2,927,332 shares of Common Stock (the “Evergreen Shares”) for issuance under the Plan in accordance with Section 4.1 thereof. This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

In connection with our representation of the Company, and as a basis for the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a)	Amended and Restated Certificate of Incorporation of CID HoldCo, Inc. (in the form attached to the Officer’s Certificate (as defined below));

(b)	the Bylaws of CID HoldCo, Inc. (the “Bylaws”), as amended to the date hereof and as in effect on the date hereof (in the form attached to the Officer’s Certificate);

(c)

resolutions adopted by the Board of Directors of the Company relating to the approval of the Plan and the Evergreen Shares, the authorization and approval of the preparation and filing of the Registration Statement, and the issuance of the Evergreen Shares (in the form attached to the Officer’s Certificate);

(d)	the Registration Statement;

(e)	the Plan;

(f)	a good standing certificate for the Company, dated as of the date hereof, issued by the Delaware Secretary of State; and

CID HoldCo, Inc.
March 11, 2026

(g)	a certificate executed by the Chief Financial Officer of the Company (the “Officer’s Certificate”), dated as of the date hereof, as to certain factual matters therein.

In rendering the opinion set forth below, we have assumed, without independent investigation, the following:

(1)	Each individual executing any of the Documents, whether on behalf of such individual or an entity, is legally competent to do so.

(2)	Each individual executing any of the Documents on behalf of a party is duly authorized to do so.

(3)	All Documents submitted to us as originals are authentic and complete. All Documents submitted to us as certified or photostatic copies are complete and conform to the original documents. All signatures on all Documents are genuine and valid (including, without limitation, signatures via DocuSign or other electronic technology, stamp, typewritten, conformed or other type of signature). All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents by action or omission of the parties or otherwise.

(4)	That the Company will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue the Shares in accordance with the Plan, the number of Shares which are then issuable and deliverable upon the exercise of options or the settlement of awards under the Plan.

As to questions of fact and the consequences thereof relevant to the opinions expressed herein, we have, to the extent deemed appropriate, relied without independent investigation or verification upon, and assumed the accuracy and completeness of, representations of certain officers and employees of the Company.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion as to the laws of any other state or jurisdiction. With respect to our opinions based on the DGCL, our examination has been limited to a review of the DGCL as reported in an official version of the State of Delaware statutory code available at https://delcode.delaware.gov. Our review of the Delaware laws referred to in this paragraph has been limited to review of statutory code provisions and has not included commentary, regulations, or case law. The individual lawyers within our firm who have devoted significant attention to this matter on behalf of the Company are not members of the bar in Delaware and do not purport to be experts on the laws of the State of Delaware generally. With your permission such opinions are based solely upon such limited review.

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, with respect to the Evergreen Shares to be issued after the filing of the Registration Statement, it is our opinion that the Evergreen Shares to be issued under the Plan have been duly authorized, and upon the issuance and delivery of the Evergreen Shares in the manner contemplated by the Plan and the Registration Statement, and assuming the Company completes all actions and proceedings required on its part to be taken prior to the issuance and delivery of the Evergreen Shares pursuant to the terms of the Plan, including, without limitation, collection of any required payment for the Evergreen Shares, the Evergreen Shares will be validly issued, fully paid and non-assessable.

CID HoldCo, Inc.
March 11, 2026

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(a)	The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(b)	We do not express any opinion herein with respect to the qualification of the Evergreen Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

(c)	We have assumed that the issuance of the Evergreen Shares, together with any other shares of Common Stock then outstanding will not cause the Company to issue shares of Common Stock in excess of the number of such shares then authorized under its Amended and Restated Certificate of Incorporation. The Company has represented to us and we have also assumed that the Company has reserved from its duly authorized but unissued and otherwise unreserved stock a sufficient number of shares of Common Stock as were approved by the Company’s stockholders for issuance under the Plan. We have also assumed that the Company will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue the Evergreen Shares in accordance with the Plan, the number of Shares which are then issuable and deliverable upon the settlement of awards under the Plan. We have also assumed that the offer and sale of the Evergreen Shares complies and will comply in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plan.

(d)	This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and the use of our name wherever it appears in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

DLA PIPER LLP (US)

/s/ DLA PIPER LLP (US)